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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 5, 2006 (January 5, 2006)

LOEWS CINEPLEX ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-14099 (Commission File Number)	13-3386485 (IRS Employer Identification No.)
711 Fifth Avenue New York, New York 10022 (Address of Principal Executive Office) (Zip Code)
Registrant's telephone number, including area code: (646) 521-6000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

        On June 21, 2005, AMC Entertainment Inc. ("AMCE") and Loews Cineplex Entertainment Corporation ("Loews") announced that they had entered into a definitive merger agreement that would result in the merger of AMCE and Loews, with AMCE continuing after the merger. In connection with a proposed refinancing of the combined company, on January 5, 2005, AMCE disclosed non-public material information about AMCE and Loews to certain parties. Loews is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. The statements contained in Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In addition, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company's filings, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 8.01.    Other Events.

        On January 5, 2006, Loews announced that it was amending its previously announced tender offer and consent solicitation for its 9.0% Senior Subordinated Notes due 2014 (the "Notes") by extending the Consent Date to 5:00 p.m., New York City time, on January 10, 2006, unless further extended or terminated. A copy of Loews' January 5, 2006 press release making the announcement is furnished as Exhibit 99.2 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 99.1	—	Disclosures regarding AMC Entertainment Inc. in connection with the financing of the mergers, dated as of January 5, 2006.
	Exhibit 99.2	—	Press release dated January 5, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION
	By:	/s/ JOHN J. WALKER John J. Walker Senior Vice President and Chief Financial Officer
Date: January 5, 2006

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QuickLinks

  Item 7.01. Regulation FD Disclosure.
  Item 8.01. Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES